UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2026

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07	Submission of Matters to a Vote of Security Holders.

Janel Corporation (the “Company”) held its annual meeting of stockholders on February 4, 2026 (the “Annual Meeting”), at which stockholders voted on the matters set forth below. For more information on the following proposals, see the Company’s definitive proxy statement, dated December 18, 2025. Below are the final voting results.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain	Broker Non-Votes
Darren C. Seirer	890,716	298	2	0
John Eidinger	890,716	298	2	0
Gerard van Kesteren	890,998	16	2	0
Karen M. Ryan	890,998	16	2	0
Gregory J. Melsen	890,998	16	2	0
John J. Gonzalez, II	827,820	63,154	42	0
Gregory B. Graves	890,958	16	42	0

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: A non-binding, advisory vote to approve the compensation of the Company’s executive officers as disclosed in the proxy statement for the Annual Meeting

For	Against	Abstain	Broker Non-Votes
888,726	28	2,262	0

The foregoing Proposal 2 was approved.

Proposal 3: A non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
91,601	0	797,170	2,245	0

The foregoing Proposal 3 was approved for Three Years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: February 6, 2026	By:	/s/ Nathan Shandy
Chief Financial Officer, Treasurer and Secretary